AMERICAN DEPOSITARY SHARES
(Each Depositary Share represents
    one Deposited Security)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF THE PAR
VALUE OF 50 YEN EACH OF
AEON CO., LTD
(INCORPORATED UNDER THE LAWS OF
JAPAN)
       The Bank of New York, as depositary
(hereinafter called the Depositary), hereby certifies (i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above or evidence of the right to receive such securities, (ii) that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of such Deposited Securities shown above, and that or registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except as otherwise herein expressly provided, is entitled upon surrender at the Corporate Trust Office of the Depositary, New York, New York of this
Receipt duly endorsed for transfer and upon payment of the charges as provided on the reverse of this Receipt and in compliance with applicable laws or governmental regulations, at Owners option (1) to delivery at the office of the agent, nominee, custodian, clearing agency or correspondent of the Depositary, to a person specified by Owner, of the amount of Deposited
Securities represented hereby or evidence of the right to receive the same or (2) to have such Deposited Securities forwarded at his cost and risk to him at the Corporate Trust Office of the Depositary. The words Deposited Securities wherever used in this Receipt shall mean the Shares described herein (including such evidence of the right to receive the same) deposited with the Depositary as aforesaid, and any and all other shares, securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein.
The word Owner wherever used in this Receipt shall mean the name in which this Receipt is registered upon the books of the Depositary from time to time. The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall Street, New York, New York 10286.



1.	RECEIPTS.
	This Receipt is one of a continuing issue
of Receipts, all evidencing rights of like tenor
with respect to the Deposited Securities, and all
issued or to be issued upon the terms and
conditions herein provided, which shall govern
the continuing arrangement by the Depositary
with respect to initial deposits as well as the
rights of holders and Owners of Receipts
subsequent to such deposits.
	The issuer of the Receipts is deemed to
be the legal entity resulting from the agreement
herein provided for.
	The issuance of Receipts against
deposits generally may be suspended, or the
issuance of Receipts against the deposit of
particular securities may be withheld, if such
action is deemed necessary or advisable by the
Depositary at any time and from time to time
because of any requirements of any government
or governmental body or commission or for any
other reason.  The Depositary assumes no
liability with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt in
accordance with the terms hereof, the Depositary
will maintain an office in the Borough of
Manhattan, the City of New York, for the
registration of Receipts and transfers of Receipts
where the Owners of Receipts may, during
regular business hours, inspect the transfer
books of the list of Owners of Receipts as
maintained by the Depositary.  The transfer of
this Receipt is registrable on the books of the
Depositary at its Corporate Trust Office by the
holder hereof in person or by duly authorized
attorney, upon surrender of this Receipt properly
endorsed for transfer or accompanied by proper
instruments of transfer and funds sufficient to
pay any applicable transfer taxes, and the fees
and expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose,
consistent with the provisions of Article 16
hereof.  This Receipt may be split into other
such Receipts, or may be combined with other
such Receipts into one Receipt, representing the
same aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
Upon such split or combination not involving a
transfer, a charge will be made as provided
herein.  The Depositary may close the transfer
books at any time or from time to time when
deemed expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any holder
or Owner of Receipts, or any person presenting
securities for deposit against the issuance of
Receipts, from time to time, to file such proof of
citizenship or residence and to furnish such other
information, by affidavit or otherwise, and to
execute such certificates and other instruments
as may be necessary or proper to comply with
any laws or regulations relating to the issuance
or transfer of Receipts, the receipt or distribution
of dividends or other property, or the taxation
thereof or of receipts or deposited securities, and
the Depositary may withhold the issuance or
registration of transfer of any Receipt or
payment of such dividends or delivery of such
property from any holder, Owner or other
person, as the case may be, who shall fail to file
such proofs, certificates or other instruments.
4.	TRANSFERABILITY/RECORDOW
NERSHIP.
	It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that prior to the due presentation of this Receipt for registration of transfer as above provided, and subject to the provisions of Article 9 below, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other purposes.

5.	TAX LIABILITY.
	The Depositary shall not be liable for
any governmental taxes, assessments or charges
or corporate assessments or charges which may
become payable in respect of the Deposited
Securities, but a ratable part of any and all of the
same whether such tax, assessment or charge
becomes payable by reason of any present or
future law, statute, charter provision, bylaw,
regulation or otherwise, shall be payable by the
Owner hereof to the Depositary at any time on
request.  Upon the failure of the holder or Owner
of this Receipt to pay any such amount, the
Depositary may sell for account of such Owner
an amount of the Deposited Securities equal to
all or any part of the amount represented by this
Receipt, and may apply the proceeds in payment
of such obligations, the Owner hereof remaining
liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person presenting securities for
deposit shall be deemed thereby to represent and
warrant that such securities and each certificate
therefor are validly issued, fully paid and
nonassessable and that the person making such
deposit is duly authorized so to do.  Every such
person shall also be deemed to represent that the
deposit of such securities and the sale of
Receipts evidencing American Depositary
Shares representing such securities by that
person are not restricted under the Securities Act
of 1933.  Such representations and warranties
shall survive the deposit of such securities and
issuance of Receipts.
	This Receipt is issued subject, and all
rights of the holder or Owner hereof are
expressly subject, to the terms and conditions set
forth on both sides of this Receipt, all of which
form a part of the agreement evidenced in this
Receipt and to all of which the holder or Owner
hereof by accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES VOTING
RIGHTS.
	The Depositary shall be under no
obligation to give notice to the holder or Owner of this Receipt of any meeting of shareholders or of any report of or communication from the issuer of the Deposited Securities, or of any other matter concerning the affairs of such issuer, except as herein expressly provided. The
Depositary undertakes to make available for inspection by holders and Owners of the Receipts at its Corporate Trust Office, any reports and communication received from the issuer of the Deposited Securities which are both
(i) received by the Depositary as the holder of the Deposited Securities, and (ii) made generally available to the holders or Owners of the Deposited Securities by the issuer thereof. Such reports and communications will be available in the language in which they were received by the Depositary from the issuer of the Deposited
Securities, except to the extent, if any, that the Depositary in its sole discretion elects to both (i) translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) make such translation, if any, available for inspection by holders and Owners of the Receipts. The
Depositary has no obligation of any kind to translate any of such reports or communications or to make such translation, if any, available for such inspection.
	The issuer of the Deposited Securities
furnishes the Securities Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or other wise under Rule 12g32(b) of the Securities Act of 1934. Such reports and documents are available for inspection and copying by holders of Receipts at the public reference facility maintained by the Commission in Washington, D.C.




	The Depositary may in its sole
discretion, but shall not be required to, exercise
any voting rights which may exist in respect of
the Deposited Securities, provided that upon the
written request of the Owner hereof and the
payments to it of any expense involved, the
Depositary will endeavor in so far as practicable
to exercise any such then existing voting rights
with respect to an amount of the Deposited
Securities represented hereby in accordance with
such request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt, the
Depositary shall distribute or otherwise make
available to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, subscription or other
rights, securities described above or other
property or securities received with respect to
the amount of Deposited Securities represented
hereby, after deduction, or upon payment of the
fees and expenses of the Depositary described in
Article 14 below, and the withholding of any
taxes in respect thereof, provided, however, that
the Depositary shall not make any distribution
which in the opinion of counsel would violate
the Securities Act of 1933 or any other
applicable law.  In such case, the Depositary
may sell such subscription or other rights,
securities or other property.  In lieu of
distributing fractional shares, the Depositary
may, in its discretion, sell the amount of
securities or property equal to the aggregate of
any fractional shares.  Except as otherwise
provided, in the case of subscription or other
rights, the Depositary shall issue warrants for
such subscription or other rights and shall seek
instructions from the Owner of this Receipt as to
the disposition to be made of such subscription
or other rights. In the absence of such
instructions, the Depositary may sell such rights
if they are about to lapse.  Sales of subscription
or other rights, securities or other property by
the Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable, and in such case, the Depositary shall
distribute to the Owner hereof the net proceeds
after deduction of its fees and expenses
described in Article 14 below and the
withholding of taxes in respect thereof.
	If the Depositary shall find in its opinion
that any cash distribution is not convertible in its
entirety or with respect to the Owners of a
portion of the Receipts, on a reasonable basis
into U.S. Dollars available to it in the City of
New York, or if any required approval or license
of any government or agency for such
conversion is denied or is not obtainable within
a reasonable period, the Depositary may in its
discretion make such conversion and distribution
in U.S. Dollars to the extent possible, at such
time and rates of conversion as the Depositary
shall deem appropriate, to the Owners entitled
thereto and shall with respect to any such
currency not converted or convertible either
(i) distribute such currency to the holders
entitled thereto or (ii) hold such currency for the
respective accounts of such Owners and
distribute appropriate warrants or other
instruments evidencing rights to receive such
foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
	Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be offered, with respect to
Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of Owners of Deposited Securities, or whenever
it is necessary in the opinion of the Depositary to
determine the Owners of Receipts, the
Depositary will fix a record date for the
determination of the Owners generally or the
Owners of Receipts who shall be entitled to
receive such dividend, distribution or rights, or
the net proceeds of the sale thereof, or to give
instructions for the exercise of voting rights at
any such meeting.  Surrender of this Receipt for
registration of transfer subsequent to any such
record date and prior to the date of payment,
distribution or meeting shall not affect the right
of the Owner hereof on such record date to
receive such payment or distribution or to direct
the manner of voting the Deposited Securities
represented hereby.
10.	FORWARDING AND DELIVERY
OF DEPOSITED SECURITIES.
	At any time the Depositary may, in its
sole discretion, cause any or all Deposited
Securities to be forwarded at the cost and risk of
the holders or Owners of the Receipts to the
Corporate Trust Office of
the Depositary or to any agent, nominee,
custodian, clearing agency, or correspondent of
the Depositary, to be held by the Depositary, or
such agent, nominee, custodian, clearing agency,
or correspondent, in which case the Owner
hereof shall have, in lieu of the option set forth
in clauses (1) and (2) of the first Article on the
face hereof, the right only to have the Depositary
or the office of such agent, nominee, custodian,
clearing agency, or correspondent, to or upon the
order of such Owner, forward such an amount of
Deposited Securities as are represented hereby
upon the surrender of this Receipt properly
endorsed or accompanied by proper instruments
of transfer and upon payment of the applicable
fees, taxes and charges.  The Depositary shall
not incur any liability to any holder or Owner of
this Receipt by reason of any such forwarding or
failure to forward any or all Deposited
Securities.
11.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon (i) any change in par value or any
subdivision, combination or any other
reclassification of the Deposited Securities, or
(ii) any recapitalization, reorganization, sale of
assets substantially as an entirety, merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a party, or
(iii) the redemption by the issuer of the
Deposited Securities at any time of any or all of
such Deposited Securities (provided the same
are subject to redemption), then and in any such
case the Depositary shall have the right to
exchange or surrender such Deposited Securities
and accept and hold hereunder in lieu thereof
other shares, securities, cash or property to be
issued or delivered in lieu of or in exchange for,
or distributed or paid with respect to, such
Deposited Securities.  Upon any such exchange
or surrender, the Depositary shall have the right,
in its discretion, to call for surrender of this
Receipt in exchange (upon payment of fees and
expenses of the Depositary) for one or more new
Receipts of the same form and tenor as shares,
securities, cash or property.  In any such case the
Depositary shall have the right to fix a date after
which this Receipt shall only entitle the Owner
to receive such new Receipt or Receipts.  The
Depositary shall mail notice of any redemption
of Deposited Securities to the Owner of
Receipts, provided that in the case of any
redemption of less than all of the Deposited
Securities the Depositary shall draw in such
manner as it shall determine an equivalent
number of American Depositary Shares and
shall mail notice of redemption only to the
Owners of Receipts evidencing the American
Depositary Shares so drawn for redemption in
part.  The sole right of the Owners of Receipts
evidencing American Depositary Shares
designated for redemption after the mailing of
such notice of redemption shall be to receive the
cash, rights and other property applicable to the
same, upon surrender to the Depositary (and
upon payment of its fees and expenses) of the
Receipts evidencing such American Depositary
Shares.
12.	LIABILITY OF DEPOSITARY.
       	The Depositary shall not incur
any liability to any holder or Owner of this Receipt, if by reason of any provisions of any present or future law of the United States of America, or of any state thereof, or of any foreign country, or political subdivision thereof, or by reason of any provision, present or future, of the charter, certificate of incorporation, memorandum or articles of association, statutes, code of regulations, bylaws or resolutions of the issuer of the Deposited Securities, the Depositary shall be prevented or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof it is provided shall be done or performed nor shall the Depositary incur any liability to any holder or Owner hereof by reason of any delay in the performance or nonperformance of any act or thing which by the terms hereof it is provided shall be done or performed, caused as aforesaid or arising out of any act of God or war or any other circumstances beyond its control, or by reason of any exercise of, or failure to exercise, any discretion provided for herein.
       So long as the Depositary acts or omits
to act in good faith it shall not be responsible for any failure to carry out any requests to vote or for the manner or effect of any vote made either with or without request, or for not exercising any right to vote.


       The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to use its best judgment and good
faith in the performance of such duties as are set
forth herein, including, without limitation, the
time and rates for conversion of any foreign
currency into U.S. Dollars.
       The Depositary shall be under no
obligation to appear in, prosecute or defend, any
action, suit or other proceeding in respect of any
of the Deposited Securities or in respect of the
Receipts, which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and liability
be furnished as often as may be required.  The
Depositary shall not be liable for any action or
nonaction by it in reliance upon the advice of or
information from legal counsel, accountants or
any other persons believed by it in good faith to
be competent to give such advice or information.
       The Depositary, subject to Article 15
hereof, may itself become the owner of and deal
in securities of any class of the issuer of the
Deposited Securities and in Receipts of this
issue.
13.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced by this Receipt and all other Receipts by mailing notice of such termination to the Owners of all Receipts then outstanding to them at their addresses appearing upon the books of the Depositary, at least thirty days prior to the date fixed in such notice for termination. On and after such date of termination the Owner hereof, upon surrender of this Receipt at the Corporate
Trust Office of the Depositary, will be entitled to delivery of the amount of the Deposited
Securities represented hereby upon the same terms and conditions, and upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited
Securities and on payment of applicable taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. Dollars as herein provided, and after deducting therefrom the taxes and governmental charges herein referred to, hold the balance of said dividends for the pro rate benefit of the Owners of the respective
Receipts. As to any Receipts not so surrendered within thirty days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of six months from such date of termination the Depositary may sell any remaining Deposited
Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Owners of the Receipts which have not therefore been surrendered for cancellation, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the holders and Owners of the Receipts except to make distribution of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.



14.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
	The Depositary may charge fees for
receiving deposits and issuing Receipts, for
delivering Deposited Securities against
surrendered Receipts, for transfer of Receipts,
for splits or combinations of Receipts, for
distribution of each Dividend, for sales or
exercise of Rights, or for other services
performed hereunder.  The Depositary fees may
differ from those of other Depositaries.  The
Depositary reserves the right to modify, reduce
or increase its fees upon thirty (30) days notice
to the Owner hereof.  The Depositary will
provide, without charge, a copy of its latest fee
schedule to any party requesting it.
15.	PRERELEASE OF RECEIPTS.
	Notwithstanding any other provision of
this Receipt, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
(PreRelease), the Depositary may deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased, whether
or not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has been
PreReleased.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be
(a) preceded or accompanied by a written
representation from the person to whom
Receipts are to be delivered that such person, or
its customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems appropriate,
(c) terminable by the Depositary on not more
than five (5) business days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
The number of American Depositary Shares
which are outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited with the
Depositary provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
	The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
16.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any terms of this
Receipt to the contrary, the Depositary will not
exercise any rights it has under this Receipt to
prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the
United States securities laws including, but not
limited to, Section 1A(1) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under
the Securities Act of 1933.
17.	GOVERNING LAW.
	This Receipt shall be interpreted and all
rights hereunder and provisions hereof shall be
governed by the laws of the State of New York.
	14